UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2025
Date of Report (Date of earliest event reported)

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 East Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including zip code)

(720) 437-6580
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2025, Aytu BioPharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as underwriter (the “Underwriter”), relating to the public offering of 1,366,668 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price per share of Common Stock of $1.50 (the “Offering Price”), and 8,233,332 prefunded warrants in lieu of Common Stock (“Prefunded Warrants”) at a purchase price per Prefunded Warrant of $1.4999, each of which enables the investor to purchase one share of Common Stock at an exercise price of $0.0001. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,440,000 shares of Common Stock at the Offering Price, less any underwriting discounts and commissions.

Net proceeds from the offering will be approximately $12.9 million (or approximately $14.9 million if the Underwriter exercises its option to purchase additional shares of Common Stock in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for general corporate purposes, working capital and general and administrative expenses, and to execute on a transaction that will enable the Company to exclusively commercialize EXXUATM (gepirone) extended-release tablets.

The securities above are being offered pursuant to a registration statement on Form S-1, as amended, (File No. 333-287728) which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 5, 2025, and a registration statement on Form S-1MEF (File No. 333-287825) filed on June 6, 2025. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. The Company expects the offering to close on or about June 9, 2025, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On June 6, 2025, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated as of June 5, 2025, between the Company and Lake Street Capital Markets, LLC
99.1	Press Release dated June 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: June 6, 2025	By:	/s/ Ryan J. Selhorn
Ryan J. Selhorn
Chief Financial Officer